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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 29, 2000

                                BEACH COUCH, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                      0-25747                   33-0812709
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

94 Rue de Lausanne, CH1202, Geneva, Switzerland
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:     011-41-22-9000000
                                                   -----------------------------

      4190 Bonita Road, #105, Bonita, CA                             91902
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         (Former name or former address, if changed since last report.)


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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

In connection with the acquisition of VIPC Corporation, a Delaware corporation ("VIPC"), under the Agreement and Plan of Reorganization as set forth in Item 2, below, Zhang Lebin was appointed as Chairman, Chief Executive Officer, and a Director; Benny Li was appointed as Secretary and a Director; Fan Xinxiang was appointed as Treasurer and Director; and Michael A.J. Harrop remained as a Director. Mr. Harrop is also acting as President until the next meeting of the Board of Directors, at which time he will resign from that position.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

AGREEMENT AND PLAN OF REORGANIZATION. On June 29, 2000, the Registrant executed an Agreement and Plan of Reorganization ("Agreement") with VIPC and certain Stockholders of VIPC pursuant to which 80% of the issued and outstanding shares of common stock of VIPC (20,000,000 shares), held by the ten persons were exchanged on a one share for one share basis for an aggregate of 20,000,000 shares of restricted common stock of the Registrant. By virtue of the reorganization, VIPC becomes a subsidiary of the Registrant, and the Registrant will continue to operate through its newly acquired subsidiary. The following tabulates holdings of common stock of the new control persons of the Registrant, giving effect to and as a result of the reorganization with VIPC.

Owner                               Shares Owned (1)                  Percent of Class (2)
-----                               ----------------                  --------------------
Benny Li                            5,000,000                         19.3%

Zhang Lebin                         3,750,000                         14.5%

Fan Xinxiang                        3,750,000                         14.5%

(1) All Common Shares held by them are "restricted securities" and as such are subject to limitations on resale. The shares may be resold pursuant to Rule 144 under certain circumstances.

(2) Assumes that there will be 25,805,000 shares of common stock of the Registrant outstanding immediately after issuance of these shares as required by the Agreement and Plan of Reorganization and assuming cancellation of other shares (currently pending).



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DESCRIPTION OF VIPC CORPORATION. Following is a description of the business of
VIPC Corporation:

         VIPC Corporation ("VIPC") is a Delaware Corporation and is a partner in a joint venture with Cheng Du Jiabin Electronic Co., Ltd. ("Jiabin"). The joint venture was formed to exploit certain international telecommunications opportunities.

         VIPC's partner, Jaibin, is one of the largest Internet Protocol ("IP") telephony providers in China. IP telephony provides a conceptual and technical framework for mixing voice and data traffic on connectionless networks. In very simple terms telephony allows the routing of normal phone calls, video, and faxes across an IP network such as the Internet.

         The joint venture has established IP Point of Presence centers in eight Mainland China cities and is licensed to open centers in seven additional cities. The joint venture is currently handling 4,000,000 minutes of international IP telephony traffic per month.

         The joint venture is developing additional IP centers in other Asian-Pacific countries including Singapore, Thailand, South Korea, Malaysia and Japan.

         In addition to development in Asia, the joint venture currently administers paging systems in Moscow and St. Petersburg, Russia and has applied for IP licenses in both cities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the due date of this report.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

   Exhibit No.          Description
   -----------          -----------

        2.3 Agreement and Plan of Reorganization between Beach Couch, Inc., VIPC Corporation and individual shareholders of VIPC Corporation, dated June 29, 2000. (Filed herewith.)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BEACH COUCH, INC.

                                       By:  /s/ Michael A.J. Harrop
                                          -----------------------------------
                                          Michael A.J. Harrop, President

Date:  July 14, 2000



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                                 EXHIBIT INDEX

   Exhibit No.          Description
   -----------          -----------

        2.3 Agreement and Plan of Reorganization between Beach Couch, Inc., VIPC Corporation and individual shareholders of VIPC Corporation, dated June 29, 2000. (Filed herewith.)



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